                                                                   EXHIBIT 10.23

                                 HOOVER'S, INC.
                         NOTICE OF GRANT OF STOCK OPTION

               Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Hoover's, Inc. (the "Corporation"):

               OPTIONEE: Jeffrey R. Tarr

               GRANT DATE: May 13, 2002

               VESTING COMMENCEMENT DATE: May 13, 2002

               EXERCISE PRICE: $5.30

               NUMBER OF OPTION SHARES: 150,000

               EXPIRATION DATE: May 12, 2012

               TYPE OF OPTION: Options will be deemed Incentive Stock Options to the extent allowable under the Internal Revenue Code. Remainder will be considered Non-Qualified Stock Options

               EXERCISE SCHEDULE: The Option shall become exercisable through November 22, 2006 with periodic vesting as set forth on EXHIBIT A attached hereto (subject to periodic acceleration triggered by a Change in Control of the Company as provided in the Stock Option Agreement and Addendum thereto attached hereto as EXHIBIT B). In no event shall the Option become exercisable for any additional Option Shares after Optionee's cessation of Service.

               Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Hoover's, Inc. 1999 Stock Incentive Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement and Addendum thereto attached hereto as EXHIBIT B. A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation's principal offices.

               NO EMPLOYMENT OR SERVICE CONTRACT. Nothing in this Notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason, with or without cause.

               DEFINITIONS. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

DATED:  May 13, 2002
                                         HOOVER'S, INC.

                                         By:
                                            ------------------------------------
                                         Title: Senior Vice President, CFO


                                         ---------------------------------------
                                         Jeffrey R. Tarr
                                         Address:  8625 Navidad Drive
                                         Austin, Texas 78735

ATTACHMENTS

Exhibit A - Vesting Schedule

Exhibit B - Stock Option Agreement

                                                                      EXHIBIT A:

     Jeff Tarr Option Grant Vesting Schedule:
     150,000 Option Share Grant @ $5.30 per share, granted on May 13, 2002

                                                                            Percentage of
                                                                            Total 150,000
                                                                            shares vested
                                                         Normal             resulting from a
                                    Normal               Vesting            Change of Control
Dates of Vesting                    Vesting %            Shares             on such date
----------------                    ---------            -------            -----------------
5/13/02  --  8/21/02                     0.00%                 0                       100.00%
8/22/02  --  11/21/02                    2.08%             3,125                       100.00%
11/22/02  --  2/21/03                    4.17%             6,250                       100.00%
2/22/03  --  5/21/03                     6.25%             9,375                        83.30%
5/22/03  --  8/21/03                     8.33%            12,500                       100.00%
8/22/03  --  11/21/03                   12.50%            18.750                        83.30%
11/22/03  --  2/21/04                   16.67%            25,000                        66.70%
2/22/04  --   5/21/04                   20.83%            31,250                        66.70%
5/22/04  --  8/21/04                    25.00%            37,500                       100.00%
8/22/04  --  11/21/04                   31.25%            46,875                       100.00%
11/22/04  --  2/21/05                   37.50%            56,250                       100.00%
2/22/05  --  5/21/05                    43.75%            65,625                       100.00%
5/22/05  --  8/21/05                    50.00%            75,000                       100.00%
8/22/05  --  11/21/05                   58.33%            87,500                       100.00%
11/22/05  --  2/21/06                   66.67%           100,000                       100.00%
2/22/06  --  5/21/06                    75.00%           112,500                       100.00%
5/22/06  --  8/21/06                    83.33%           125,000                       100.00%
8/22/06  --  11/21/06                   91.67%           137,500                       100.00%
11/22/06  --  5/13/12*                 100.00%           150,000                       100.00%


*Fully vested through this period.

                                                                       EXHIBIT B

                                 HOOVER'S, INC.
                             STOCK OPTION AGREEMENT

                                    RECITALS

I. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

II. Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's grant of an option to Optionee.

III. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

               NOW, THEREFORE, it is hereby agreed as follows:

          A. GRANT OF OPTION. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The option shares shall be purchasable from time to time during the option term specified in Paragraph B at the Exercise Price.

          B. OPTION TERM. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph E or F.

          C. LIMITED TRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee. However, if this option is designated a Non-Qualfied Option in the Grant Notice, then this option may be assigned in whole or in part during Optionee's lifetime either as (i) a gift to one or more family members of Optionee's Immediate Family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or an entity in which more than fifty percent (50%) of the voting interests are owned by Optionee and/or one or more such family members, or (ii) pursuant to a domestic relations order. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

          D. DATES OF EXERCISE. This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph E or F.

          E. CESSATION OF SERVICE. The option term specified in Paragraph B shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               a. Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Misconduct) while this option is outstanding, then this option shall remain exercisable until the EARLIER of (i) the expiration of the three (3)-month period measured from the date of such cessation of Service or (ii) the Expiration Date.

               b. Should Optionee die while holding this option, then Optionee's Beneficiary shall have the right to exercise this option until the EARLIER of (A) the expiration of the twelve
                    (12)-month period measured from the date of Optionee's death or (B) the Expiration Date.

               c. Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then this option shall remain exercisable until the earlier of (i) the expiration of the twelve (12)-month period measured from the date of such cessation of Service or (ii) the Expiration Date.

               d. During the applicable post-Service exercise period, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable on the date of Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised. However, this option shall, immediately upon Optionee's cessation of Service for any reason, terminate and cease to be outstanding to the extent this option is not otherwise at that time exercisable for vested shares.

               e. Should Optionee's Service be terminated for Misconduct or should Optionee engage in Misconduct while this option is outstanding, then this option shall terminate immediately and cease to be outstanding.

          F.   SPECIAL ACCELERATION OF OPTION.

               1. In the event of a Change in Control, this option, to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of the Change in Control, become exercisable for that portion of the Option Shares as set forth in the Addendum and Attachment hereto at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. In addition, any remaining unvested shares following such acceleration (the "Remaining Unaccelerated Shares") shall, immediately prior to the effective date of the Change in Control, become exercisable for that portion of the Option Shares as set forth in the Addendum and Attachment hereto at the time subject to this option and may be exercised for any or all of those Option Shares as fully-vested shares of Common Stock. No such acceleration of the Remaining Unaccelerated Shares, however, shall occur if and to the extent: (i) this option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control or (ii) this option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the Remaining Unaccelerated Shares (the excess of the Fair Market Value of those Remaining Unaccelerated Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent pay-out in accordance with the same option exercise schedule set forth in the Grant Notice.

               2. Immediately following the consummation of the Change in Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

               3. If this option is assumed in connection with a Change in Control, then this option shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

               4. This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          G. ADJUSTMENT IN OPTION SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          H. STOCKHOLDER RIGHTS. The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

          I. MANNER OF EXERCISING OPTION. In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

                    a. Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

                    b. Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                         (i)    cash or check made payable to the Corporation;

                         (ii) a promissory note payable to the Corporation, but only to the extent authorized by the Plan Administrator in accordance with Paragraph M;

                         (iii) shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                         (iv) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions
                                (I) to a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

                    Except to the extent the sale and remittance procedure is
               utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

                    c. Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                    d. Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all income and employment tax withholding requirements applicable to the option exercise.

               1. As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

               2. In no event may this option be exercised for any fractional shares.

          J.   COMPLIANCE WITH LAWS AND REGULATIONS.

               1. The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

               2. The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

          K. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Paragraphs C and F, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee and Optionee's assigns and Beneficiaries.

          L. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          M. FINANCING. The Plan Administrator may, in its absolute discretion and without any obligation to do so, permit Optionee to pay the Exercise Price for the purchased Option Shares by delivering a full-recourse promissory note payable to the Corporation. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

          N. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          O. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Texas without resort to that State's conflict-of-laws rules.

          P. EXCESS SHARES. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

          Q. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE OPTION. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                    a. This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares:
                         (A) more than three (3) months after the date Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (B) more than twelve
                         (12) months after the date Optionee ceases to be an Employee by reason of Permanent Disability.

                    b. No installment under this option shall qualify for favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or any other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless become exercisable for the excess shares in such calendar year as a Non-Statutory Option.

                    c. Should the exercisability of this option be accelerated upon a Change in Control, then this option shall qualify for favorable tax treatment as an Incentive Option only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Change in Control occurs does not, when added to the aggregate value (determined as of the respective date or dates of grant) of the Common Stock or other securities for which this option or one or more other Incentive Options granted to Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any Parent or Subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should the applicable One Hundred Thousand Dollar ($100,000) limitation be exceeded in the calendar year of such Change in

                         Control, the option may nevertheless be exercised for the excess shares in such calendar year as a Non-Statutory Option.

                    d. Should Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

          R. LEAVE OF ABSENCE. The following provisions shall apply upon the Optionee's commencement of an authorized leave of absence:

                    a. The exercise schedule in effect under the Grant Notice shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Option Shares during the period Optionee remains on such leave.

                    b. Should Optionee resume active Employee status within sixty (60) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Grant Notice, receive Service credit for the entire period of such leave. If Optionee does not resume active Employee status within such sixty (60)-day period, then no Service credit shall be given for the period of such leave.

                    c. If this option is designated as an Incentive Option in the Grant Notice, then the following additional provision shall apply:

                         (i) If the leave of absence continues for more than ninety (90) days, then this option shall automatically convert to a Non-Statutory Option at the end of the three (3)-month period measured from the ninety-first (91st) day of such leave, unless Optionee's reemployment rights are guaranteed by statute or by written agreement. Following any such conversion of this option, all subsequent exercises of this option, whether effected before or after Optionee's return to active Employee status, shall result in an immediate taxable event, and the Corporation shall be required to collect from Optionee the income and employment withholding taxes applicable to such exercise.

                    d. In no event shall this option become exercisable for any additional Option Shares or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

                                                                       EXHIBIT I

                               NOTICE OF EXERCISE

               I hereby notify Hoover's, Inc. (the "Corporation") that I elect to purchase _________ shares of the Corporation's Common Stock (the "Purchased Shares") at the option exercise price of $ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me under the Corporation's 1999 Stock Incentive Plan on ________. Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.


                                          Date:
                                                --------------------------------
                                          Optionee Address:
                                                            --------------------

                                          --------------------------------------

Print name in exact manner it is to appear on the stock certificate:
                                                                     -----------

Address to which certificate is to be sent, if different from address above:

--------------------------------------------------------------------------------

Social Security Number:
                        ------------------------------

Employee Number:
                 -------------------------------------

                                    APPENDIX

               The following definitions shall be in effect under the Agreement:

                                (a)  AGREEMENT shall mean this Stock Option
                                     Agreement.
                                (b) BENEFICIARY shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by Optionee, pursuant to such procedure, to succeed to Optionee's rights under the option evidenced by this Agreement to the extent the option is held by Optionee at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of Optionee or the person or persons to whom the option is transferred by will or the laws of descent and distribution.
                                (c) BOARD shall mean the Corporation's Board of Directors.
                                (d) CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
                                     (1)  a merger, consolidation or
                                          reorganization approved by the
                                          Corporation's stockholders, unless
                                          securities representing more than
                                          fifty percent (50%) of the total
                                          combined voting power of the voting
                                          securities of the successor
                                          corporation are immediately thereafter
                                          beneficially owned, directly or
                                          indirectly and in substantially the
                                          same proportion, by the persons who
                                          beneficially owned the Corporation's
                                          outstanding voting securities
                                          immediately prior to such transaction.
                                     (2)  any stockholder-approved transfer or
                                          other disposition of all or
                                          substantially all of the Corporation's
                                          assets, or
                                     (3)  the acquisition, directly or
                                          indirectly by any person or related
                                          group of persons (other than the
                                          Corporation or a person that directly
                                          or indirectly controls, is controlled
                                          by, or is under common control with,
                                          the Corporation), of beneficial
                                          ownership (within the meaning of Rule
                                          13d-3 of the 1934 Act) of securities
                                          possessing more than fifty percent
                                          (50%) of the total combined voting
                                          power of the Corporation's

                                   Appendix-1
                                          outstanding securities pursuant to a
                                          tender or exchange offer made directly
                                          to the Corporation's stockholders
                                          which the Board recommends such
                                          stockholders to accept.
                                (e) CODE shall mean the Internal Revenue Code of 1986, as amended.
                                (f) COMMON STOCK shall mean the Corporation's common stock.
                                (g) CORPORATION shall mean Hoover's, Inc., a Delaware corporation.
                                (h) EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
                                (i) EXERCISE DATE shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.
                                (j)  EXERCISE PRICE shall mean the exercise
                                     price per share as specified in the Grant
                                     Notice.
                                (k)  EXPIRATION DATE shall mean the date on
                                     which the option expires as specified in the Grant Notice.
                                (l) FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:
                                     (1)  If the Common Stock is at the time
                                          traded on the Nasdaq National Market,
                                          then the Fair Market Value shall be
                                          the closing selling price per share of
                                          Common Stock on the date in question,
                                          as the price is reported by the
                                          National Association of Securities
                                          Dealers on the Nasdaq National Market
                                          or any successor system. If there is
                                          no closing selling price for the
                                          Common Stock on the date in question,
                                          then the Fair Market Value shall be
                                          the closing selling price on the last
                                          preceding date for which such
                                          quotation exists.
                                     (2)  If the Common Stock is at the time
                                          listed on any Stock Exchange, then the
                                          Fair Market Value shall be the closing
                                          selling price per share of Common
                                          Stock on the date in question on the
                                          Stock Exchange determined by the Plan
                                          Administrator to be the primary market
                                          for the Common Stock, as such price

                                   Appendix-2
                                          is officially quoted in the composite
                                          tape of transactions on such exchange.
                                          If there is no closing selling price
                                          for the Common Stock on the date in
                                          question, then the Fair Market Value
                                          shall be the closing selling price on
                                          the last preceding date for which such
                                          quotation exists.
                                (m) GRANT DATE shall mean the date of grant of the option as specified in the Grant Notice.
                                (n) GRANT NOTICE shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.
                                (o)  IMMEDIATE FAMILY of Optionee shall mean
                                     Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.
                                (p) INCENTIVE OPTION shall mean an option which satisfies the requirements of Code Section 422.
                                (q) MISCONDUCT shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by Optionee, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not limit the grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Parent or Subsidiary).
                                (r) NON-STATUTORY OPTION shall mean an option not intended to satisfy the requirements of Code Section 422.
                                (s) NOTICE OF EXERCISE shall mean the notice of exercise in the form attached hereto as
                                     Exhibit I.
                                (t)  OPTION SHARES shall mean the number of
                                     shares of Common Stock subject to the
                                     option as specified in the Grant Notice.
                                (u) OPTIONEE shall mean the person to whom the option is granted as specified in the Grant Notice.
                                (v) PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations

                                   Appendix-3
                                     ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
                                (w)  PERMANENT DISABILITY shall mean the
                                     inability of Optionee to engage in any
                                     substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.
                                (x)  PLAN shall mean the Corporation's 1999
                                     Stock Incentive Plan.
                                (y) PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its administrative capacity under the Plan.
                                (z) SERVICE shall mean Optionee's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.
                                (aa) STOCK EXCHANGE shall mean the American
                                     Stock Exchange or the New York Stock
                                     Exchange.
                                (bb) SUBSIDIARY shall mean any corporation
                                     (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                   Appendix-4

                                    ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT

               The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the "Option Agreement") by and between Hoover's, Inc. (the "Corporation") and Jeffrey R. Tarr ("Optionee") evidencing the stock option to acquire 150,000 shares of Common Stock, $0.01 par value of the Corporation, at an exercise price of $5.30 per share (the "150,000 Shares Option") granted on May 13, 2002 to Optionee under the terms of the Corporation's 1999 Stock Incentive Plan (the "Plan"), and such provisions shall be effective immediately. All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

                             ACCELERATION FOLLOWING
                                CHANGE IN CONTROL

          1. In the event of a Change in Control of the Company, the 150,000 Shares Option (or any replacement grant), to the extent outstanding at the time but not otherwise fully exercisable, shall automatically accelerate such that the 150,000 Shares Option shall, immediately prior to the effective date of the Change in Control, be exercisable for that portion of the Option Shares as set forth on Attachment A, depending on the date of such CHANGE IN CONTROL, and may be exercised for any or all of such accelerated Option Shares as fully-vested shares of Common Stock.

          2. The Option as accelerated under Paragraph 1 shall remain so exercisable as provided in the Option Agreement.

          3. To the extent the provisions of this Addendum are inconsistent with the Plan, and/or the Stock Option Agreement (including without limitation
Section 6 thereof), this Addendum shall control for all purposes and any portions of the Plan and/or the Stock Option Agreement which would otherwise affect Optionee's ability to exercise options referenced in this Addendum will not apply or interfere with Optionee's rights under this Addendum. .

                                    Addendum

     ATTACHMENT A:

     Jeff Tarr Option Grant Vesting Schedule:
     150,000 Option Share Grant @ $5.30 per share, granted on May 13, 2002

                                                                                Percentage of
                                                                                Total 150,000
                                                                                shares vested
                                                         Normal                 resulting from a
                                    Normal               Vesting                Change of Control
Dates of Vesting                    Vesting %            Shares                 on such date
----------------------              ---------            -------                -----------------
5/13/02  --  8/21/02                  0.00%                    0                100.00%
8/22/02  --  11/21/02                 2.08%                3,125                100.00%
11/22/02  --  2/21/03                 4.17%                6,250                100.00%
2/22/03  --  5/21/03                  6.25%                9,375                 83.30%
5/22/03  --  8/21/03                  8.33%               12,500                100.00%
8/22/03  --  11/21/03                12.50%               18.750                 83.30%
11/22/03  --  2/21/04                16.67%               25,000                 66.70%
2/22/04  --   5/21/04                20.83%               31,250                 66.70%
5/22/04  --  8/21/04                 25.00%               37,500                100.00%
8/22/04  --  11/21/04                31.25%               46,875                100.00%
11/22/04  --  2/21/05                37.50%               56,250                100.00%
2/22/05  --  5/21/05                 43.75%               65,625                100.00%
5/22/05  --  8/21/05                 50.00%               75,000                100.00%
8/22/05  --  11/21/05                58.33%               87,500                100.00%
11/22/05  --  2/21/06                66.67%              100,000                100.00%
2/22/06  --  5/21/06                 75.00%              112,500                100.00%
5/22/06  --  8/21/06                 83.33%              125,000                100.00%
8/22/06  --  11/21/06                91.67%              137,500                100.00%
11/22/06  --  5/13/12*              100.00%              150,000                100.00%


*Fully vested through this period.

                                   Attachment